UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 1, 2009

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective October 1, 2009, Mr. Richard P. Greenthal resigned as a Director of the Corporation to pursue other interests. Mr. Greenthal and the Company note that Mr. Greenthal is not resigning because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. A copy of the Company's press release announcing Mr. Greenthal's resignation is attached hereto as Exhibit 99.1.

With Mr. Greenthal's resignation, the Corporation no longer complies with the NASDAQ's requirement of three independent Audit Committee Members pursuant to Listing Rule 5605. On October 6, 2009, the Corporation notified NASDAQ of its non-compliance with Listing Rule 5605; and on October 6, 2009, the NASDAQ sent a letter to the Corporation notifying it that it was no longer in compliance with Listing Rule 5605 with respect to the requirement of three independent directors on such Committee due to the resignation of Mr. Greenthal.

Pursuant to NASDAQ Listing Rule 5605(c)(4)(A), the Corporation has a cure period for this deficiency until the earlier of (i) its next Annual Shareholders Meeting and (ii) October 1, 2010. The Corporations' next Annual Shareholders Meeting is tentatively scheduled for May 12, 2010. The Corporation intends to be in compliance with the three independent Director requirement for the Audit Committee prior to such date.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release of Chyron Corporation dated October 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer
Exhibit No.	Description
99.1	Press Release, dated October 7, 2009.

Date: October 7, 2009

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